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BAKER HUGHES INCORPORATED                                             EXHIBIT 21
                                                                      12/31/99

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
                                                                                 PERCENTAGE       PERCENTAGE
                                                           JURISDICTION OR        OWNED BY         OWNED BY
NAME OF SIGNIFICANT SUBSIDIARIES                            ORGANIZATION         REGISTRANT       SUBSIDIARY
Western Atlas Inc.                                          Delaware                100%
  Baker Hughes Financing Company                            Delaware                                 100%
  Baker Hughes Oilfield Operations, Inc.                    California                               (1)
      Baker Hughes International Branches, Inc.             Delaware                                 (2)
          Baker Hughes EHHC, Inc.                           Delaware                                 100%
              Baker Hughes GmbH                             Austria                                  100%
                  Baker Hughes Asia Pacific Ltd.            Cayman Islands                           100%
                  Baker Hughes Limited                      England                                  100%
                  Baker Hughes Nederland Holdings B.V.      The Netherlands                          100%
                      Baker Hughes Canada Holdings B.V.     The Netherlands                          100%
                      Baker Hughes Canada Company           Nova Scotia                              100%
                  JDI International Leasing Limited         Cayman Islands                           100%
  Baker Process, Inc.                                       Delaware                                 100%
  Western Research Holdings, Inc.                           Delaware                                 100%
       Western Atlas International, Inc.                    Delaware                                 100%
  Wm. S Barnickel & Company                                 Missouri                                 100%
       Baker Petrolite Corporation                          Delaware                                 100%

(1) Baker Hughes Oilfield Operations, Inc.           Western Atlas Inc. - 99.64%
                                                     Other subsidiaries - .36%

(2) Baker Hughes International Branches, Inc.        Baker Hughes Oilfield Operations, Inc. - 96.16%
                                                     Other subsidiaries - 3.84%
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